Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 13, 2015, with respect to the financial statements and financial highlights of Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Equity Income Fund/VA; Oppenheimer Conservative Balanced Fund/VA (formerly Oppenheimer Capital Income Fund/VA); Oppenheimer Core Bond Fund/VA; Oppenheimer Discovery Mid Cap Growth Fund/VA; Oppenheimer Global Fund/VA; Oppenheimer International Growth Fund/VA; Oppenheimer Main Street Fund/VA; Oppenheimer Main Street Small Cap Fund/VA; and Oppenheimer Money Fund/VA (each a separate series of Oppenheimer Variable Account Funds), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
April 27, 2015

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 19, 2015, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Multi-Alternatives Fund/VA (formerly Oppenheimer Diversified Alternatives Fund/VA); and Oppenheimer Global Strategic Income Fund/VA (each a separate series of Oppenheimer Variable Account Funds), incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
April 27, 2015